UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

Roberts Realty Investors, Inc.
 (Exact name of registrant as specified in its charter)

Georgia	001-13183	58-2122873
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302 Sandy Springs, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 394-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2006 Roberts Realty Investors, Inc. Restricted Stock Plan

As previously disclosed, on December 18, 2008, the board of directors of Roberts Realty Investors, Inc., the registrant, declared a distribution of $9,058,000, or $1.56 per share. The distribution was paid on January 29, 2009 in a combination of 20% in cash, or $0.31 per share, and 80% in Roberts Realty common stock, equal to $1.25 per share, to shareholders of record at the close of business on December 29, 2008.

In light of the distribution described in the preceding paragraph, the compensation committee of the board of directors of Roberts Realty approved on January 27, 2009 an antidilution adjustment to increase the aggregate number of shares of stock for which awards may be granted under the 2006 Roberts Realty Investors, Inc. Restricted Stock Plan (the “Plan”) from 400,000 to 654,000 shares, effective immediately. Under the terms of the Plan, Roberts Realty’s compensation committee has the express authority to adjust the aggregate number and kind of shares of stock for which awards may be granted under the Plan if it determines, in its sole discretion, that any dividend or other distribution will affect the company’s stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the company to be made available under the Plan or with respect to any award. All directors and employees of the company are eligible to receive awards under the Plan.

A copy of the amended and restated Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

The information in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

Post-Effective Amendment to Registration Statement on Form S-8

In connection with the antidilution adjustment to the Plan described in Item 5.02 above, Roberts Realty filed today a post-effective amendment to its registration statement on Form S-8 (File No. 333-138703), which was previously filed with the SEC on November 14, 2006, to register an additional 254,000 shares of Roberts Realty common stock that the company may issue from time to time under the Plan, as amended effective January 27, 2009.

Post-Effective Amendment to Registration Statement on Form S-3

Also in connection with the distribution described in Item 5.02 above, Roberts Realty filed today a post-effective amendment to its Registration Statement on Form S-3 (No. 333-82453) filed on July 8, 1999, which became effective on August 2, 1999, to register an additional 1,150,500 shares of Roberts Realty common stock that the company may issue from time to time to unitholders in Roberts Properties Residential, L.P. in exchange for their units.

Approximate Number of Outstanding Shares After January 29, 2009

Before the payment of the distribution described in Item 5.02 above, Roberts Realty had 6,139,642 outstanding shares of common stock, which included 333,132 shares issued on the conversion of units of limited partnership interest in Roberts Properties Residential, L.P. to shares after December 29, 2008. On January 29, 2009, Roberts Realty distributed approximately 3,971,000 additional shares, of which approximately 3,755,000 shares pertained to the stock portion of the distribution declared on December 18 and 215,540 shares related to the conversion of the 333,132 units described above. As a result, Roberts Realty will have approximately 10.1 million outstanding shares of common stock after January 29, 2009. In addition, if unitholders convert units to shares after the date of this report, the total number of shares outstanding will be greater than 10.1 million. Roberts Properties Residential, L.P. is the limited partnership through which Roberts Realty conducts its business.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	2006 Roberts Realty Investors, Inc. Restricted Stock Plan, as amended effective January 27, 2009. [Incorporated by reference to Exhibit 4.1 in the company’s post-effective amendment to its Registration Statement on Form S-8 filed with the SEC on January 29, 2009.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: January 29, 2008

By:   /s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

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